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                                                                   Exhibit 10.23

                                             July 24, 1999

Name of Officer

Re:   Change in Control Agreement
      ---------------------------

Dear           :
     ----------

     Reference is made to the Change in Control Agreement dated November 27, 1996 (the "Agreement") between New England Business Service, Inc. (the "Company") and you. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     The Board of Directors of the Company has determined that it is desirable to amend certain provisions of the Agreement in order to induce you to remain in the employ of the Company.

     Now, therefore, in consideration of the foregoing, the Company and you agree as follows:

     1. Section 5(iii)(B) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(B) you shall receive an amount equal to 1.5 times the sum of (X) your annualized base salary at the rate in effect just prior to the time a Notice of Termination is given (or, if higher, as in effect immediately prior to the change in control), plus (y) the average of the actual bonuses earned during each of the 3 most recent fiscal years (or fewer than 3, if applicable) ending on or before the change in control; provided that any bonus earned for a partial fiscal year included in the foregoing calculation shall be recalculated to equal the amount that you would have earned for the entire fiscal year."

     2. Except as amended by this letter, the terms and conditions of the Agreement remain in full force and effect, without revocations or change.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will constitute our agreement on the subject.

                                   Sincerely
                                   NEW ENGLAND BUSINESS SERVICE, INC.

                                   By:
                                      --------------------------
                                      Daniel M. Junius
                                      for NEBS, Inc. Board of Directors

Agreed and Accepted:

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Name of Officer